EXHIBIT 23(d)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of ALLTEL Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1998 included in ALLTEL Corporation's Form 8-K/A filed on January 27, 1999 and to all references to our Firm included in this registration statement.



                                           /s/Arthur Andersen LLP

Chicago, Illinois
January 27, 1999